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                                                                   Exhibit 4.3.6

                  FIFTH AMENDMENT, dated as of October 31, 1997 (this "FIFTH AMENDMENT"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), the lenders from time to time party thereto (the "LENDERS") and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used as so defined.

                  2. AMENDMENT TO CREDIT AGREEMENT. Subsection 5.14 of the Credit Agreement is hereby amended by deleting the date "November 1, 1997" where it appears in such subsection and substituting in lieu thereof the date "November 19, 1997".

                  3. EFFECTIVE DATE. This Fifth Amendment will become effective as of the date (the "EFFECTIVE DATE") hereof upon its execution by the Borrower and the Required Lenders in accordance with the terms of the Credit Agreement.

                  4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each Lender that (a) this Fifth Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

                  5. CONTINUING EFFECT. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.



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                                                                              2

                  6. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  7. COUNTERPARTS. This Fifth Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8. PAYMENT OF EXPENSES. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.



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                                                                             3

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their properly and duly authorized officers as of the day and year first above written.

                                       PAXSON COMMUNICATIONS
                                       CORPORATION

                                       By: /s/ Arthur Tek
                                          -------------------------------------
                                          Title: TREASURER



                                       UNION BANK OF CALIFORNIA, N.A., as
                                       Agent


                                       By: /s/ Christine P. Ball
                                          -------------------------------------
                                          Title: Vice President



                                       THE BANK OF NEW YORK


                                       By: /s/ CYNTHIA L. ROGERS
                                          -------------------------------------
                                          Title: CYNTHIA L. ROGERS
                                                 A.V.P.


                                       CIBC, INC.


                                       By: /s/ William Phoenix
                                          -------------------------------------
                                          Title: DIRECTOR WILLIAM PHOENIX
                                                 SECURITIES CORP., AS AGENT


                                       BANKBOSTON, N.A.

                                       By: /s/ MIKE MACKEAN
                                          -------------------------------------
                                          Title: DIRECTOR





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                                                                              4

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA


                                      By: /s/ BRUCE W. LOFTIN
                                         -------------------------------------
                                         Title: BRUCE W. LOFTIN
                                                SENIOR VICE PRESIDENT




                                      ABN-AMRO BANK N.V.
                                      ABN AMRO NORTH AMERICA, INC.


                                      By: /s/ [ILLEGIBLE]
                                          ------------------------------------
                                          Title: VP



                                      BANK OF AMERICA NT&SA


                                      By: /s/ CARL F. SALAS
                                          ------------------------------------
                                          Title: VICE PRESIDENT
                                                 CARL F. SALAS



                                      BANK OF MONTREAL


                                      By: /s/ W.T. CALDER
                                          -------------------------------------
                                          Title: W.T. CALDER
                                                 DIRECTOR



                                      BARNETT BANK, N.A.

                                      By:
                                          -------------------------------------
                                          Title:




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                                                                              5

                                      FLEET NATIONAL BANK


                                      By: /s/ EILEEN M. BURKE
                                          -------------------------------------
                                          Title: SVP



                                      LTCB TRUST COMPANY


                                      By: /s/ PHILIP FREEMAN
                                          -------------------------------------
                                          Title: SVP



                                      THE SUMITOMO BANK, LIMITED


                                      By: /s/ ALLEN HARWELL
                                          -------------------------------------
                                          Title:


                                      By: /s/ M. PHILLIP FREEMAN
                                          -------------------------------------
                                          Title: M. PHILLIP FREEMAN
                                                 VICE PRESIDENT


                                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                      By: /s/ ALLEN HARWELL
                                          -------------------------------------
                                          Title: VICE PRESIDENT